Exhibit 10.63
INTELLECTUAL PROPERTY SECURITY AGREEMENT
     INTELLECTUAL PROPERTY SECURITY AGREEMENT (this “Agreement”) dated as of June 26, 2006 by and between REDENVELOPE, INC., a Delaware corporation (the “Grantor”) with its principal executive offices at 149 Montgomery Street, San Francisco California 94105, and WELLS FARGO RETAIL FINANCE, LLC, a Delaware limited liability company (the “Lender”) with offices at One Boston Place — 19th Floor, Boston, Massachusetts, in consideration of the mutual covenants contained herein and benefits to be derived herefrom.
WITNESSETH:
     Reference is made to the Loan and Security Agreement dated of even date herewith (as amended, modified, supplemented or restated hereafter, the “Loan Agreement”) by and between the Grantor and the Lender. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Loan Agreement.
     The Lender has agreed, among other things, to make Revolving Credit Loans to the Grantor pursuant to, and upon the terms and subject to the conditions specified in, the Loan Agreement. The obligations of the Lender to make Revolving Credit Loans are each conditioned upon, among other things, the execution and delivery by the Grantor of an agreement in the form hereof to secure the Liabilities.
     Accordingly, the Grantor and the Lender (and each of their respective successors or assigns), hereby agree as follows:
     1. Definitions: As used herein, the following terms shall have the following meanings:
     “Copyrights” shall mean all copyrights and like protections in each work of authorship or derivative work thereof of the Grantor, whether registered or unregistered and whether published or unpublished, including, without limitation, the copyrights listed on EXHIBIT A annexed hereto and made a part hereof, together with all registrations and recordings thereof, all applications in connection therewith, and any goodwill of the business connected with, and symbolized by, any of the foregoing.
     “Copyright Licenses” shall mean all written agreements providing for the grant by or to Grantor of any right to use any Copyright, including, without limitation, the agreements listed on EXHIBIT A annexed hereto and made a part hereof.
     “Copyright Office” shall mean the United States Copyright Office or any other federal governmental agency which may hereafter perform its functions.
     “Intellectual Property” shall have the meaning assigned to such term in Section 3 hereof.
     “IP Collateral” shall have the meaning assigned to such term in Section 2 hereof.
     “Licenses” shall mean, collectively, the Copyright Licenses, Patent Licenses and Trademark Licenses.

     “Patents” shall mean all letters patent and applications for letters patent of the Grantor, and the inventions and improvements therein disclosed, and any and all divisions, reissues and continuations of said letters patent including, without limitation the patents listed on EXHIBIT B annexed hereto and made a part hereof.
     “Patent Licenses” shall mean all written agreements providing for the grant by or to Grantor of any right to manufacture, use or sell any invention covered by a Patent, including, without limitation, the agreements listed on EXHIBIT B annexed hereto and made a part hereof.
     “PTO” shall mean the United States Patent and Trademark Office or any other federal governmental agency which may hereafter perform its functions.
     “Trademarks” shall mean all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade dress, trade styles, service marks, designs, logos and other source or business identifiers of the Grantor, whether registered or unregistered, including, without limitation, the trademarks listed on EXHIBIT C annexed hereto and made a part hereof, together with all registrations and recordings thereof, all applications in connection therewith, and any goodwill of the business connected with, and symbolized by, any of the foregoing.
     “Trademark Licenses” shall mean all written agreements providing for the grant by or to Grantor of any right to use any Trademark, including, without limitation, the agreements listed on EXHIBIT C annexed hereto and made a part hereof.
     2. Grant of Security Interest: In furtherance and as confirmation of the security interest granted by the Grantor to the Lender under the Loan Agreement, and as further security for the payment or performance, as the case may be, in full of the Liabilities, Grantor hereby ratifies such security interest and grants to the Lender a continuing security interest, with a power of sale (which power of sale shall be exercisable only following the occurrence of an Event of Default), in all of the present and future right, title and interest of the Grantor in and to the following property, and each item thereof, whether now owned or existing or hereafter acquired or arising, together with all products, proceeds, substitutions, and accessions of or to any of the following property (collectively, the “IP Collateral”):
(a)	All Copyrights and Copyright Licenses.

(b)	All Patents and Patent Licenses.

(c)	All Trademarks and Trademark Licenses.

(d)	All renewals of any of the foregoing.

(e)	All General Intangibles connected with the use of, or related to, any and all Intellectual Property (including, without limitation, all goodwill of the Grantor and its business, products and services appurtenant to, associated with, or symbolized by, any and all Intellectual Property and the use thereof).

(f)	All income, royalties, damages and payments now and hereafter due and/or payable under and with respect to any of the foregoing, including, without limitation, payments under all Licenses entered into in connection therewith and damages and payments for past or future infringements or dilutions thereof.

(g)	The right to sue for past, present and future infringements and dilutions of any of the foregoing.

(h)	All of the Grantor’s rights corresponding to any of the foregoing throughout the world.
     3. Protection of Intellectual Property By Grantors: Except as set forth below in this Section 3, the Grantor shall undertake the following with respect to each of the items respectively described in Sections 2(a), (b), (c), (d) and (e) (collectively, the “Intellectual Property”):
(a)	Pay all renewal fees and other reasonable fees and costs associated with maintaining the Intellectual Property and with the processing of the Intellectual Property and take all other reasonable and necessary steps to maintain each registration of the Intellectual Property.

(b)	Take all actions reasonably necessary to prevent any of the Intellectual Property from becoming forfeited, abandoned, dedicated to the public, invalidated or impaired in any way.

(c)	At the Grantor’s sole cost, expense, and risk, pursue the reasonably prompt, diligent processing of each application for registration which is the subject of the security interest created herein and not abandon or delay any such efforts.

(d)	At the Grantor’s sole cost, expense, and risk, take any and all action which the Grantor reasonably deems appropriate under the circumstances to protect the Intellectual Property from infringement, misappropriation or dilution, including, without limitation, the prosecution and defense of infringement actions.
Notwithstanding the foregoing, so long as no Event of Default has occurred and is continuing, and no Material Adverse Change would result therefrom, Grantor shall not have an obligation to use or to maintain any Intellectual Property (i) that relates solely to any product that has been discontinued, abandoned or terminated, (ii) that is not necessary, in the reasonable business judgment of the Grantor, for the conduct of the business of the Grantor from time to time or (iii) that has been replaced with Intellectual Property substantially similar to the Intellectual Property that may be abandoned or otherwise become invalid, so long as the failure to use or maintain such Intellectual Property does not materially adversely affect the validity of such replacement Intellectual Property and so long as such replacement Intellectual Property is subject to the lien created by this Agreement.
     4. Grantor’s Representations and Warranties: The Grantor represents and warrants that, except as disclosed in or pursuant to the Loan Agreement:
(a)	EXHIBIT A is a true, correct and complete list of all Copyrights and Copyright Licenses owned by the Grantor as of the date hereof.

(b)	EXHIBIT B is a true, correct and complete list of all Patents and Patent Licenses owned by the Grantor as of the date hereof.

(c)	EXHIBIT C is a true, correct and complete list of all Trademarks and Trademark Licenses owned by the Grantor as of the date hereof.

(d)	Except as set forth in EXHIBITS A, B and C, none of the Intellectual Property is the subject of any licensing or franchise agreement pursuant to which Grantor is the licensor or franchisor.

(e)	All IP Collateral is, and shall remain, free and clear of all liens, Encumbrances, or security interests in favor of any Person, other than Permitted Encumbrances and liens in favor of the Lender.

(f)	No material claim has been asserted and is pending by any Person challenging or questioning the use by Grantor of any of its Intellectual Property or the validity or effectiveness of any of its Intellectual Property, nor does Grantor know of any valid basis for any such claim, except as otherwise set forth in the Loan Agreement. No holding, decision or judgment has been rendered by any governmental authority which would limit, cancel or question the validity of Grantor’s rights in, any Intellectual Property in any respect that could reasonably be expected to result in a Material Adverse Change on the business or the property of Grantor.

(g)	The Grantor shall give the Lender written notice (with reasonable detail) within ten (10) days following the occurrence of any of the following:
(i)	The Grantor’s obtaining rights to, and filing applications for registration of, any new Intellectual Property, or otherwise acquiring ownership of any newly registered Intellectual Property (other than the Grantor’s right to sell products containing the trademarks of others in the ordinary course of the Grantor’s business).

(ii)	The Grantor’s becoming entitled to the benefit of any registered Intellectual Property whether as licensee or licensor (other than the Grantor’s right to sell products containing the trademarks of others in the ordinary course of the Grantor’s business).

(iii)	The Grantor’s entering into any new outbound Licenses or any material inbound Licenses other than Licenses for the use of tradenames or trademarks in connection with selling goods or otherwise in the ordinary course of Grantor’s business.

(iv)	The Grantor’s knowing that any application or registration relating to any Intellectual Property may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the PTO, the Copyright Office or any court or tribunal) regarding the Grantor’s ownership of, or the validity of, any Intellectual Property or the Grantor’s right to register the same or to own and maintain the same.
5.	Agreement Applies to Future Intellectual Property:

(a)	The provisions of this Agreement shall automatically apply to any such additional property or rights described in subsections (i), (ii) and (iii) of Section 4(g), above, all of which shall be deemed to be and treated as “Intellectual Property” within the meaning of this Agreement.

(b)	Upon the reasonable request of the Lender, the Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Lender may request to evidence the Lender’s security interest in any Copyright, Patent or Trademark and the goodwill and General Intangibles of the Grantor relating thereto or represented thereby (including, without limitation, filings with the PTO, the Copyright Office or any similar office), and the Grantor hereby constitutes the Lender as its attorney-in-fact to execute and file all such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; provided, however, the Lender’s taking of such action shall not be a condition to the creation or perfection of the security interest created hereby.
     6. Grantor’s Rights To Enforce Intellectual Property: Prior to the Lender’s giving of notice to the Grantor following the occurrence of an Event of Default, the Grantor shall have the exclusive right to sue for past, present and future infringement of the Intellectual Property including the right to seek injunctions and/or money damages, in an effort by the Borrowers to protect the Intellectual Property against encroachment by third parties, provided, however:
(a)	The Grantor provide the Lender with written notice of any such suit for enforcement of any Intellectual Property.

(b)	Following the occurrence and during the continuance of any Event of Default, the Lender, by notice to the Grantor may terminate or limit the Grantor’s rights under this Section 6.

7.	Lender’s Actions To Protect Intellectual Property: In the event of:

(a)	the Grantor’s failure, within five (5) days of written notice from the Lender, to cure any failure by the Grantor to observe or perform any of the Grantor’s material covenants, agreements or other obligations hereunder; and/or

(b)	the occurrence and continuance of any Event of Default,
the Lender, acting in its own name or in that of the Grantor, may (but shall not be required to) act in the Grantor’s place and stead and/or in the Lender’s own right in connection therewith.
     8. Rights Upon Default: Upon the occurrence of any Event of Default, the Lender may exercise all rights and remedies of a secured party upon default under the Uniform Commercial Code as adopted in the Commonwealth of Massachusetts, with respect to the

Intellectual Property, in addition to which, in connection with the exercise of any such rights and remedies, the Lender may sell, license, assign, transfer, or otherwise dispose of the Intellectual Property. The Lender shall give the Grantor at least ten (10) days’ prior written notice, by authenticated record, of any such intended disposition of the Intellectual Property. Any person may conclusively rely upon an affidavit of an officer of the Lender that an Event of Default has occurred and that the Lender is authorized to exercise such rights and remedies.
9.	Lender As Attorney In Fact:

(a)	The Grantor hereby irrevocably constitutes and designates the Lender as and for the Grantor’s attorney in fact, effective following the occurrence and during the continuance of any Event of Default:
(i)	To supplement and amend from time to time EXHIBITS A, B and C of this Agreement to include any new or additional Intellectual Property of the Grantor.

(ii)	To exercise any of the rights and powers referenced herein.

(iii)	To execute all such instruments, documents, and papers as the Lender determines to be appropriate in connection with the exercise of such rights and remedies and to cause the sale, license, assignment, transfer, or other disposition of the Intellectual Property.
(b)	The within grant of a power of attorney, being coupled with an interest, shall be irrevocable until this Agreement is terminated in accordance with the Loan Agreement by a duly authorized officer of the Lender.

(c)	The Lender shall not be obligated to do any of the acts or to exercise any of the powers authorized by Section 9(a), but if the Lender elects to do any such act or to exercise any of such powers, it shall not be accountable for more than it actually receives as a result of such exercise of power, and shall not be responsible to Grantor for any act or omission to act except for any act or omission to act as to which there is a final determination made in a judicial proceeding (in which proceeding the Lender has had an opportunity to be heard) which determination includes a specific finding that the subject act or omission to act had been grossly negligent or in actual bad faith.
10.	Lender’s Rights:

(a)	Any use by the Lender of the Intellectual Property, as authorized hereunder in connection with the exercise of the Lender’s rights and remedies under this Agreement and under the Loan Agreement shall be coextensive with the Grantor’s rights thereunder and with respect thereto and without any liability for royalties or other related charges.

(b)	None of this Agreement, the Loan Agreement, or any act, omission, or circumstance taken or arising hereunder may be construed as directly or indirectly conveying to the Lender any rights in and to the Intellectual Property, which rights are effective only following the occurrence of any Event of Default.
     11. Intent: This Agreement is being executed and delivered by the Grantor for the purpose of registering and confirming the grant of the security interest of the Lender in the IP Collateral with the PTO and the Copyright Office. It is intended that the security interest granted pursuant to this Agreement is granted as a supplement to, and not in limitation of, the security interest granted to the Lender under the Loan Agreement. All provisions of the Loan Agreement shall apply to the IP Collateral. The Lender shall have the same rights, remedies, powers, privileges and discretions with respect to the security interests created in the IP Collateral as in all other Collateral. In the event of a conflict between this Agreement and the Loan Agreement, the terms of this Agreement shall control with respect to the IP Collateral and the Loan Agreement with respect to all other Collateral.
     12. Choice of Laws: It is intended that this Agreement take effect as a sealed instrument and that all rights and obligations hereunder, including matters of construction, validity, and performance, shall be governed by the laws of the Commonwealth of Massachusetts.
[SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, the Grantor and the Lender respectively have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.

GRANTOR:	REDENVELOPE, INC.

	By:	/s/ Polly Boe

	Name:	Polly Boe
	Title:	Chief Financial Officer

LENDER:	WELLS FARGO RETAIL FINANCE, LLC

	By:	/s/ David Molinario

	Name:	David Molinario
	Title:	Vice President
Signature Page to the Intellectual Property Security Agreement

EXHIBIT A
List of Copyrights and Copyright Licenses
Copyright Registrations and Applications

Title	Serial No.	Registration No.	Registration Date

None
Copyright Licenses
None

EXHIBIT B
List of Patents and Patent Licenses
Patents and Patent Applications

Title	Serial No.	Patent No.	Date of Filing	Date of Issuance

None
Patent Licenses
None

EXHIBIT C
List of Trademarks and Trademark Licenses
Trademark Registrations and Applications

Trademark	Serial No.	Registration No.	Registration Date
Flap Design (Red) Trade Dress (US)	76/583,815	3,037,192	1/3/06
Flap Design (Red) Trade Dress (Canada)	1232828	n/a	App Date: 9/29/04
Flap Design (Red) Trade Dress (Europe)	004052528	n/a	App Date: 9/29/04

RedEnvelope (US)	75/752,568	2,474,275	7/31/01
RedEnvelope (Australia)	832179	832179	7/3/01
RedEnvelope(Austria)	13622003	211335	7/23/03
RedEnvelope (Benelux)	1036262	732080	2/26/03
RedEnvelope (Canada)	1056886	555832	12/21/01
RedEnvelope (China P.R.)	1056886	1699726	1/14/02
RedEnvelope (Europe)	1601392	n/a	App Date: 4/10/00
RedEnvelope (France)	033212560	033212560	2/28/03
RedEnvelope (Germany)	30313511535	30313511	7/4/03
RedEnvelope (UK)	2285192A	n/a	App Date: 11/9/01
RedEnvelope (Ireland)	200300340	226623	2/25/03
RedEnvelope (Japan)	200090100	4551718	3/15/02
RedEnvelope (Sweden)	200301306	n/a	App Date: 2/27/03
RedEnvelope (Mexico)	650486	842577	7/19/04
RedEnvelope (Norway)	200403501	n/a	App Date: 4/1/04
RedEnvelope (Switzerland)	521732004	524084	7/27/04
RedEnvelope (Taiwan)	93014108	1144690	3/16/05

RedEnvelope – Stylized (US)	76/026,297	2,461,506	6/19/01
RedEnvelope – Stylized (Australia)	832180	832180	7/3/01
RedEnvelope – Stylized (Canada)	1056885	555831	12/21/01
RedEnvelope – Stylized (China PR)	2000112433	1744152	4/7/02
RedEnvelope – Stylized (Europe)	1601327	n/a	App Date: 4/10/00
RedEnvelope – Stylized (UK)	2285192B	n/a	App Date: 11/9/01
RedEnvelope – Stylized (Japan)	2000111862	4534363	1/11/02
RedEnvelope – Stylized (Hong Kong)	134162000	B10833AB2001	9/19/01

Red Box and Ivory Bow Trade Dress (US)	76/183,690	2,988,425	8/30/05
Red Box and Ivory Bow Trade Dress (Canada)	1154470	n/a	App Date: 10/1/02

Trademark	Serial No.	Registration No.	Registration Date
Red Box and Ivory Bow Trade Dress (Europe)	2850303	2850303	9/16/02

Get Lucky Dice (US)	76,211,248	2,544,627	3/5/02
Gift Alert (US)	75/475,821	2,484,134	9/4/01
Red Box and Ivory Bow Design (US)	76/594,431	3,003,414	10/4/05
Trademark Licenses
None